Exhibit 32.1
CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    I, Jeffrey B. Guldner, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Pinnacle West Capital Corporation.

Date:    February 25, 2025

/s/ Jeffrey B. Guldner
Jeffrey B. Guldner
Chairman of the Board of the Directors, President and
Chief Executive Officer

I, Andrew Cooper, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Pinnacle West Capital Corporation.

Date:    February 25, 2025

/s/ Andrew Cooper
Andrew Cooper
Senior Vice President and Chief Financial Officer